Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Carnival Corporation, a company incorporated under the laws of the Republic of Panama, and Carnival plc, a company organized and existing under the laws of England and Wales, does, hereby constitute and appoint Micky Arison, Howard S. Frank, David Bernstein and Arnaldo Perez, his true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him and in his name, place and stead, to sign the Carnival Corporation and Carnival plc joint Annual Report on Form 10-K (“Form 10-K”) for the year ended November 30, 2008 and any and all future amendments thereto; and to file said Form 10-K and any such amendments with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hands and seal as of January 20, 2009.

CARNIVAL CORPORATION	CARNIVAL PLC

/s/ Randall J. Weisenburger	/s/ Randall J. Weisenburger
Randall J. Weisenburger Director	Randall J. Weisenburger Director